Exhibit 21.1

Subsidiaries of WESCO International, Inc.

1502218 Alberta, Ltd., an Alberta corporation
Bruckner Polska sp z.o.o., a Poland limited company
Bruckner Supply Singapore, a Singapore sole proprietor
Buckner Supply Company, Inc., a Delaware corporation
Calvert-Wire & Cable Corporation, a Delaware corporation
Carlton-Bates Company, an Arkansas corporation
Carlton-Bates Company de Mexico S.A. de C.V., a Mexico variable capital company
Carlton-Bates Company of Texas, G.P., a Texas corporation
CBC LP Holdings, LLC, a Delaware limited liability company
CDW Holdco, LLC, a Delaware limited liability company
Communications Supply Corporation, a Connecticut corporation
Liberty-Wire & Cable, Inc., a Delaware corporation
M&M Power Products, LP, a California limited partnership
Stone Eagle Electrical Supply GP, Inc., an Alberta corporation
Stone Eagle Electrical Supply LP, an Alberta limited partnership
TVC Canada Corp., a Nova Scotia unlimited liability company
TVC Communications, LLC, a Delaware limited liability company
TVC Espana Distribucion y Venta De Equipos, S.L., a Spain limited liability company
TVC International Holding, LLC, a Delaware limited liability company
TVC Mexico Distribution S. de R.L. de C.V., a Mexico limited liability company
TVC Mexico Services S. de R.L. de C.V., a Mexico limited liability company
TVC UK Holdings, Limited, a United Kingdom limited company
WDC Holding, Inc., a Delaware corporation
WDCH, LP, a Pennsylvania limited partnership
WDINESCO B.V., a Netherlands company
WDINESCO Cooperatief U.A., a Netherlands company
WDINESCO CV, a Netherlands limited partnership

WDINESCO II B.V., a Netherlands private company with limited liability
WDINESCO II CV, a Netherlands limited partnership
WEAS Company, Srl, a Mexico private limited company
WESCO (Suzhou) Trading Co. Ltd., a China limited liability company
WDI Angola, LDA, an Angola company
WESCO Australia Pty Ltd, an Australian company
WESCO Distribution Canada Co., a Nova Scotia unlimited liability company
WESCO Distribution Canada GP, Inc., a Nova Scotia limited liability company
WESCO Distribution Canada LP, an Ontario limited partnership
WESCO Distribution de Mexico, Srl, a Mexico private limited company
WESCO Distribution HK Limited, a Hong Kong limited private company
WESCO Distribution II ULC, a Nova Scotia unlimited liability company
WESCO Distribution III ULC, a Nova Scotia unlimited liability company
WESCO Distribution International, Ltd., a United Kingdom limited company
WESCO Distribution, Inc., a Delaware Corporation
Wesco do Brasil Equipamentos Eletrônicos Ltda, a Brazil limited liabilty company
WESCO Equity Corporation, a Delaware corporation
WESCO Finance Corporation, a Delaware corporation
WESCO International Supply Co. Singapore Pte Ltd., a Singapore limited private company
WESCO Nevada, Ltd, a Nevada corporation
WESCO Nigeria Ltd., a Nigeria corporation
WESCO Nigeria, Inc., a Delaware corporation
WESCO Real Estate I, LLC, a Delaware limited liability company
WESCO Real Estate II, LLC, a Delaware limited liability company
WESCO Real Estate III, LLC, a Delaware limited liability company
WESCO Real Estate IV, LLC, a Delaware limited liability company
WESCO Receivables Corporation, a Delaware corporation
WESCO Sourcing and Procurement Services Pte Ltd., a Singapore limited private company